Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Southcoast Financial Corporation

         We consent to the incorporation by reference into the Registration Statements on Form S-8 filed by Southcoast Financial Corporation in connection with the Southcoast Financial Corporation Employee Stock Purchase Plan (No. 333-39368) and the Southcoast Financial Corporation 1999 Stock Option Plan (No. 333-106154) of our Report dated February 5, 2004 included in the Southcoast Financial Corporation Annual Report on Form 10-KSB for the year ended December 31, 2003.

                                                 s/Elliott Davis, LLC

ELLIOTT DAVIS, LLP
Columbia, South Carolina
March 29, 2004